Exhibit 99

Contact:

For investors – Mona Zeehandelaar – phone: 215 231.1674

email: mona.zeehandelaar@radian.biz

For the media – Elizabeth Emmons – phone: 215 231.1334

email: elizabeth.emmons@radian.biz

Radian Reports 2003 Net Income of $385.9 Million

PHILADELPHIA, Pa., January 21, 2004 – Radian Group Inc. (NYSE: RDN) today reported net income of $55.5 million for the fourth quarter of 2003, compared to $107.8 million in the fourth quarter of 2002. Net income per share was $0.58 in the fourth quarter of 2003, compared to $1.14 in the fourth quarter of 2002. For the year, net income and net income per share were $385.9 million and $4.08 respectively, compared to $427.2 million and $4.41 in 2002.

As previously announced, Radian’s fourth quarter results reflect a $0.09 per share charge for the cessation of operations of its RadianExpress.com Inc. subsidiary and a $0.66 per share charge for an increase in loss reserves in anticipation of claims from a manufactured housing transaction originated and serviced by Conseco Finance Corp. The quarter also contained net after tax gains of $0.13 per share.

Premiums written in the fourth quarter were $298.7 million, up 16% compared to $258.1 million in the fourth quarter of 2002. Mortgage insurance accounted for 64% of the premiums written in the quarter, while financial guaranty business represented 36%. Premiums earned in the fourth quarter were $266.0 million, an increase of 22% compared to $217.4 million in 2002. Net investment income for the quarter was $46.1 million, the same as it was a year ago. For the year, premiums written increased 16% to $1.1 billion, premiums earned increased 19% to $1.0 billion and net investment income grew 4% from the prior year, to $186.2 million.

“With the closing of our RadianExpress subsidiary and the extraordinary Conseco loss provision, the fourth quarter was a difficult one for Radian,” stated Chairman and Chief Executive Officer Frank P. Filipps. “Nonetheless 2003 was not without its accomplishments. Our mortgage insurance business continued to generate attractive returns despite the challenging environment and our financial guaranty business had very strong growth in both the direct public finance and direct structured finance products.”

Financial Guaranty

Financial guaranty net premiums written for the quarter were $107.2 million, compared to $78.3 million a year ago, which was led by significant new writings in direct public finance insurance and direct structured finance areas. Net premiums earned were $63.9 million, compared to $56.0 million last year. Insured net debt service outstanding at December 31, 2003, was $117.9 billion, compared to $104.8 billion a year ago.

Mortgage Insurance

New primary mortgage insurance written in the quarter was $12.7 billion, consisting of $1.4 billion of structured and $11.3 billion of flow mortgage insurance. Primary mortgage insurance-in-force was $119.9 billion at December 31, 2003, compared to $110.3 billion a year ago. The delinquency rate on primary loans was 4.72%, compared to 4.06% a year ago.

Financial Services

Net income per share from Radian’s financial services businesses for the fourth quarter, which included a $0.09 per share charge for RadianExpress, was $0.13 per share compared to $0.10 per share for the same period last year.

Radian will hold a conference call to discuss the company’s fourth quarter results on Thursday, January 22, 2004, at 9:00 a.m. Eastern time. This call will be broadcast live over the Internet at www.ir.radiangroupinc.com/phoenix.zhtml?c=112301&p=irol-audioarchives. A replay of the webcast will be available at this site approximately two hours after the live broadcast ends for a period of one year. Other statistical and financial information that is expected to be referred to during the conference call is available on Radian’s website under “Investor Information – Webcasts and Presentations” or can be accessed by clicking on www.ir.radiangroupinc.com/phoenix.zhtml?c=112301&p=irol-audioarchives.

Radian Group Inc. is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian’s subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and other financial services. Additional information may be found at www.radiangroupinc.com.

The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to, the following risks: changes in the business practices of Fannie Mae and Freddie Mac; general economic developments such as extended national or regional economic recessions (or expansions), changes in housing values, interest rate changes or volatility; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of significant customers with whom Radian has a concentration of its insurance in force; the potential for more severe or more frequent losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; intense competition from others and from alternative products to private mortgage insurance and financial guaranty insurance; legislative and regulatory changes affecting demand for private mortgage insurance and financial guaranty insurance; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; and changes in Radian’s ability to maintain sufficient reinsurance capacity in an increasingly concentrated reinsurance market. Investors are also directed to other risks discussed in documents filed by Radian with the Securities and Exchange Commission.

###

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

	Quarter Ended December 31		Year End December 31
	2003	2002	2003	2002
(Thousands of dollars, except share data)
Revenues:
Net premiums written	$298,704	$258,057	$1,110,477	$954,919

Premiums earned	265,999	217,393	1,008,183	847,125
Net investment income	46,122	46,100	186,163	178,841
Equity in net income of affiliates	35,442	23,361	105,476	81,749
Other income	14,873	13,927	63,322	44,375

Total revenues	362,436	300,781	1,363,144	1,152,090

Expenses:
Provision for losses	211,994	70,406	476,054	243,332
Policy acquisition costs	32,346	27,053	128,518	100,818
Other operating expenses	58,648	47,025	211,077	175,313
Interest expense	9,654	7,253	37,542	28,824

Total expenses	312,642	151,737	853,191	548,287

Gains and losses:
Gain/loss on sales of investments	8,760	1,694	17,387	10,462
Change in fair value of derivative instruments	10,794	1,107	4,139	(12,989)

Total gains and losses	19,554	2,801	21,526	(2,527)

Pretax income	69,348	151,845	531,479	601,276
Provision for income taxes	13,871	44,093	145,578	174,107

Net income	$55,477	$107,752	$385,901	$427,169

Dividends to preferred stockholder	0	0	0	2,475
Premium paid to redeem preferred stock	0	0	0	3,003

Net income available to common stockholders	$55,477	$107,752	$385,901	$421,691

Net income per share	$0.58	$1.14	$4.08	$4.41

Weighted average shares outstanding (in thousands)	95,028	94,521	94,643	95,706

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31 2003	December 31 2002
(Thousands of dollars, except share data)

Assets:
Cash and investments	$5,074,531	$4,222,296
Investments in affiliates	328,478	259,120
Deferred policy acquisition costs	218,779	183,587
Prepaid federal income taxes	358,840	294,136
Other assets	465,139	434,266

Total assets	$6,445,767	$5,393,405

Liabilities and stockholders’ equity:
Unearned premiums	$718,649	$618,050
Reserve for losses	790,380	624,577
Short-term and long-term debt	717,404	544,145
Deferred federal income taxes	712,354	570,279
Other liabilities	281,136	282,919

Total liabilities	3,219,923	2,639,970

Common stock	96	95
Additional paid-in capital	1,199,056	1,186,830
Retained earnings	1,886,548	1,508,138
Accumulated other comprehensive income	140,144	58,372

Total common stockholders’ equity	3,225,844	2,753,435

Total liabilities and stockholders’ equity	$6,445,767	$5,393,405

Book value per share	$34.31	$29.42

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Year Ended December 31, 2003

Financial Guaranty	Quarter Ended December 31		Year Ended December 31
(Thousands of dollars)	2003	2002	2003	2002
Net premiums written	$107,223	$78,348	$368,637	$286,336

Premiums earned	$63,916	$55,952	$248,563	$186,633
Net investment income	19,640	18,783	78,437	71,541
Equity in net income of affiliates	2,362	406	9,969	(123)
Other income	629	432	3,639	1,514

Total revenues	86,547	75,573	340,608	259,565

Expenses:
Provision for losses	115,000	15,417	166,782	48,846
Policy acquisition costs	15,448	10,240	58,323	34,004
Other operating expenses	10,247	4,493	38,068	27,554
Interest expense	3,436	2,294	12,913	9,559

Total expenses	144,131	32,444	276,086	119,963

Gains and losses:
Gain/loss on sales of investments	2,626	336	11,548	2,369
Change in fair value of derivative instruments	6,858	(5,793)	774	(13,451)

Total gains and losses	9,484	(5,457)	12,322	(11,082)

Pretax (loss) income	(48,100)	37,672	76,844	128,520
Income tax (benefit) provision	(20,594)	10,451	13,252	35,430

Net (loss) income	$(27,506)	$27,221	$63,592	$93,090

Assets	$2,281,929	$1,884,508
Deferred policy acquisition costs	139,237	107,914
Reserve for losses	276,907	139,872
Unearned premiums	625,234	505,475
Equity	1,114,130	912,803

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Year Ended December 31, 2003

Mortgage Insurance	Quarter Ended December 31		Year Ended December 31
(Thousands of dollars)	2003	2002	2003	2002
Net premiums written	$191,481	$179,709	$741,840	$668,583

Premiums earned	$202,083	$161,441	$759,620	$660,492
Net investment income	26,482	27,256	107,690	107,138
Equity in net income of affiliates	—	—	—	—
Other income	6,858	6,411	32,003	20,390

Total revenues	235,423	195,108	899,313	788,020

Expenses:
Provision for losses	96,994	54,989	309,272	194,486
Policy acquisition costs	16,898	16,813	70,195	66,814
Other operating expenses	29,509	27,807	125,951	109,043
Interest expense	5,402	4,359	21,467	17,155

Total expenses	148,803	103,968	526,885	387,498

Gains and losses:
Gain/loss on sales of investments	6,752	509	8,123	4,643
Change in fair value of derivative instruments	3,881	6,900	3,275	462

Total gains and losses	10,633	7,409	11,398	5,105

Pretax income	97,253	98,549	383,826	405,627
Income tax provision	26,399	27,392	104,013	111,823

Net income	$70,854	$71,157	$279,813	$293,804

Assets	$3,849,210	$3,262,741
Deferred policy acquisition costs	79,542	75,673
Reserve for losses	513,473	484,705
Unearned premiums	93,415	112,575
Equity	1,850,796	1,639,205

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Year Ended December 31, 2003

Financial Services (Thousands of dollars)	Quarter Ended December 31		Year Ended December 31
	2003	2002	2003	2002
Net premiums written	$—	$—	$—	$—
Premiums earned	$—	$—	$—	$—
Net investment income	—	61	36	162
Equity in net income of affiliates	33,080	22,955	95,507	81,872
Other income	7,386	7,084	27,680	22,471

Total revenues	40,466	30,100	123,223	104,505

Expenses:
Provision for losses	—	—	—	—
Policy acquisition costs	—	—	—	—
Other operating expenses	18,892	14,725	47,058	38,716
Interest expense	816	600	3,162	2,110

Total expenses	19,708	15,325	50,220	40,826

Gains and losses:
Gain/loss on sales of investments	(618)	849	(2,284)	3,450
Change in fair value of derivative instruments	55	—	90	—

Total gains and losses	(563)	849	(2,194)	3,450

Pretax income	20,195	15,624	70,809	67,129
Income tax provision	8,066	6,250	28,313	26,854

Net income	$12,129	$9,374	$42,496	$40,275

Assets	$314,628	$246,156
Deferred policy acquisition costs	—	—
Reserve for losses	—	—
Unearned premiums	—	—
Equity	260,918	201,427

Radian Group Inc.

Financial Guaranty Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2003

(Thousands of dollars, except ratios)	Quarter Ended December 31		Year Ended December 31
	2003	2002	2003	2002
Net premiums written:
Public direct	42,060	19,402	85,178	62,849
Public reinsurance	14,947	13,901	81,877	48,130
Structured direct	25,608	15,052	88,053	66,644
Structured reinsurance	10,221	16,140	48,702	60,297
Trade credit	14,387	13,853	64,827	48,416

	107,223	78,348	368,637	286,336
Net premiums earned:
Public direct	5,203	3,937	18,277	14,717
Public reinsurance	13,464	10,829	51,118	39,228
Structured direct	18,127	15,015	73,720	42,534
Structured reinsurance	11,866	16,353	48,497	57,597
Trade credit	15,256	9,818	56,951	32,557

	63,916	55,952	248,563	186,633
Claims paid:
Trade credit	5,068	6,926	20,663	18,025
Financial guaranty	2,698	3,374	9,228	16,108

Total	7,766	10,300	29,891	34,133
Incurred losses:
Trade credit	12,133	9,133	35,671	32,020
Financial guaranty	6,867	6,284	20,111	16,827
Conseco	96,000	—	111,000	—

Total	115,000	15,417	166,782	48,847
Loss ratio-GAAP Basis	179.9%	27.6%	67.1%	26.2%
Expense ratio – GAAP Basis	40.2%	26.3%	38.8%	33.0%

	220.1%	53.9%	105.9%	59.2%

Refundings included in earned premium	1,637	2,979	7,942	7,823

	December 31 2003	December 31 2002
Capital and surplus	826,550	581,185
Contingency reserve	321,312	319,648

Qualified statutory capital	1,147,862	900,833
Unearned premium reserve	735,156	604,942
Loss and loss expense reserve	95,130	84,096

Total policyholders’ reserves	1,978,148	1,589,871
Present value of installment premiums	444,368	400,140
Reinsurance and soft capital facilities	275,000	165,000

Total claims paying resources	2,697,516	2,155,011

Net debt service outstanding	117,900,058	104,755,801

Capital leverage ratio (1)	103	116
Claims paying leverage ratio (2)	44	49

(1)	Net debt service outstanding divided by qualified statutory capital
(2)	Net debt service outstanding divided by total claims paying resources

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2003

	Quarter Ended December 31		Year Ended December 31
	2003	2002	2003	2002
(Thousands of dollars, except ratios)
New insurance written-flow ($millions)	11,321	10,284	49,488	36,946
New insurance written-structured ($millions)	1,371	4,985	18,874	11,821

Total primary new insurance written	12,692	15,269	68,362	48,767
Primary risk written ($millions)	3,306	3,728	17,102	12,063
Pool risk written ($millions)	279	25	933	174

Direct claims paid ($thousands)
Prime	31,404	23,995	120,150	89,095
Non-prime:
Alt A	20,432	8,547	56,203	27,281
A minus and below	21,376	11,283	71,655	32,114
Seconds	5,546	3,705	23,148	16,502

Total	78,758	47,530	271,156	164,992

Average Claim Paid	28.2	25.9	27.1	26.0

Loss ratio—GAAP Basis	48.0%	34.1%	40.7%	29.4%
Expense Ratio-GAAP Basis	23.0%	27.6%	25.8%	26.6%

	71.0%	61.7%	66.5%	56.0%

Persistency (twelve months ended December 31)	46.7%	57.0%

Percentage of primary new insurance written:
Monthlies	95%	81%	88%	92%
Refinances	37%	50%	50%	41%
95% LTV and above	31%	34%	22%	38%
ARMs	31%	24%	31%	21%

	December 31 2003	December 31 2002

Direct primary insurance in force ($millions)	119,887	110,273
Direct primary risk in force ($millions)	27,106	26,273
GSE pool risk in force ($millions)	1,393	1,218
Total pool risk in force ($millions)	2,415	1,732
Other risk in force ($millions)	1,053	463

Primary insurance:
Prime
Number of insured loans	640,778	698,910
Number of loans in default	22,156	21,483
Percentage of loans in default	3.46%	3.07%

Non-prime
Alt A
Number of insured loans	138,571	102,839
Number of loans in default	7,343	5,300
Percentage of loans in default	5.30%	5.15%

A minus and below
Number of insured loans	110,054	79,871
Number of loans in default	12,497	9,005
Percentage of loans in default	11.36%	11.27%

Total prime and non-prime
Number of insured loans	889,403	881,620
Number of loans in default	41,996	35,788
Percentage of loans in default	4.72%	4.06%

Pool insurance:
Number of insured loans	599,140	593,405
Number of loans in default	5,738	6,554
Percentage of loans in default	0.96%	1.10%

Risk to capital ratio-STAT Basis	11.4:1	11.5:1